UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 13, 2017

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA	91776
(Address of principal executive offices)	(Zip Code)

(626) 589-2468

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁫ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁫ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁫ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁫ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

√ ⁫ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

⁫ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

ChineseInvestors.com, Inc. announces that its board of directors on Saturday December 9, 2017, approved a plan to spin off its wholly-owned foreign entity, CBD Biotechnology Co. Ltd., and the Company’s wholly-owned subsidiary, ChineseHempOil.com, Inc. to allow the Company to focus on its new cryptocurrency division and its core financial services business. CBD Biotechnology Co. Ltd. announces acquisition of a Chinese wholesale alcohol license.

Item 9.01 Exhibits

Exhibit 99.1

Copy of press release that the Company issued on December 12, 2017 in which the Company reports that its plan to spin off its wholly-owned foreign entity, CBD Biotechnology Co. Ltd., and the Company’s wholly-owned subsidiary, ChineseHempOil.com, Inc. to allow the Company to focus on its new cryptocurrency division and its core financial services business. CBD Biotechnology Co. Ltd. announces acquisition of a Chinese wholesale alcohol license.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2017

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer